UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2014

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, Hillenbrand, Inc. (the “Company”) announced the appointment of Kristina A. Cerniglia as its Senior Vice President and Chief Financial Officer.  Ms. Cerniglia, 47,  joins the Company from Stanley Black & Decker, where she spent the past 17 years in various financial roles, most recently serving as that company’s Vice President, Corporate Controller since 2009.

Ms. Cerniglia is expected to start with the Company in early August.  Until that time, the Company’s Vice President, Controller and Chief Accounting Officer, Elizabeth E. Dreyer, will also continue to serve in the role of interim Chief Financial Officer.

This announcement is more fully described in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 18, 2014, the Company entered into an employment agreement with Ms. Cerniglia, the terms and conditions of which are substantially similar (except for compensation and related award amounts) to the agreements the Company has with its other non-CEO executive officers, including customary severance, non-competition and non-solicitation provisions.  Ms. Cerniglia will also enter into a change in control agreement similar to the agreements the Company has with its other non-CEO executive officers.

Ms. Cerniglia’s compensation package includes an annual base salary of $475,000 and, beginning with fiscal year 2015, an annual short-term incentive compensation target at 75% of base salary, awarded under the Company’s short-term incentive compensation plan.  Beginning with fiscal year 2015, Ms. Cerniglia will receive annual performance-based equity grants at a target amount of $600,000, awarded under the Company’s long-term incentive compensation plan.  As an inducement to her and to make her whole for certain annual and long-term incentive and bonus compensation that she is forfeiting, Ms. Cerniglia receives one-time incentives consisting of cash and time-based equity awards in an aggregate amount of $1,980,000, vesting over a period of two years.  Ms. Cerniglia will also be eligible to participate in the benefit plans provided to the Company’s executive officers generally, as well as other benefits that are commonly found in executive employment agreements.

The foregoing description of Ms. Cerniglia’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the current quarter.

Item 7.01                                           Regulation FD Disclosure.

The press release issued by the Company regarding the matters described in Item 5.02 above is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                    Exhibits

Exhibit Number	Description
99.1	Press Release dated June 23, 2014 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: June 23, 2014	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel & Secretary